UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

Alder BioPharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36431	90-0134860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11804 North Creek Parkway South Bothell, WA		98011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 205-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officer Promotion

On October 6, 2016, Alder BioPharmaceuticals, Inc. (“Alder”) promoted Larry K. Benedict to the position of Executive Vice President and Principal Accounting Officer from his previous position of Senior Vice President, Finance (and in such capacity, Mr. Benedict will continue to serve as Alder’s principal financial officer and principal accounting officer, as defined under applicable securities laws). In connection with the promotion, Mr. Benedict’s annual base salary for 2016 was increased to $316,800 and his target bonus for 2016 was increased to 33% of his annual base salary. In addition, Mr. Benedict was a granted an option under Alder’s 2014 Equity Incentive Plan to purchase 30,000 shares of Alder’s common stock at an exercise price of $30.20 per share. The 2014 Equity Incentive Plan and the form of option agreement under the 2014 Equity Incentive Plan were filed as Exhibits 10.4 and 10.5, respectively, to Alder’s Form S-1 (File No. 333-194672) filed with the Securities and Exchange Commission on April 25, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alder BioPharmaceuticals, Inc.

Dated: October 11, 2016

	By:	/s/ James B. Bucher
James B. Bucher
Senior Vice President and General Counsel